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                                 EXHIBIT 4.3


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                           CERTIFICATE OF AMENDMENT

                                    of the

                         CERTIFICATE OF INCORPORATION

                                      of

                        STANDARD MOTOR PRODUCTS, INC.
              under Section 805 of the Business Corporation Law

            Lawrence I. Sills, President, and Sanford Kay, Secretary of Standard Motor Products, Inc., a New York corporation for profit with its principal place of business at 37-18 Northern Boulevard, Long Island City, New York 11101, (hereinafter called the "Corporation"), hereby certify pursuant to Sections 502 and 805 of the New York Business Corporation Law ("BCL") as follows:

            1.    The name of the Corporation is Standard
                  Motor Products, Inc.

            2. The Certificate of Incorporation of the Corporation was filed by the Department of State on December 30, 1926. The Restated Certificate of Incorporation of the Corporation under Section 807 of the BCL was filed at the Department of State on August 1, 1990.

            3.    The Certificate of Incorporation of the
                  Corporation is hereby amended by the
                  addition of a provision stating the
                  number, designation, relative rights,
                  preferences and limitations of the
                  Corporation's Series A Participating
                  Preferred Stock, par value $20.00 per
                  share, as authorized and fixed by the
                  Corporation's Board of Directors at a
                  meeting duly called and held on the 17th day of January, 1996 in accordance with Article Fourth of the Corporation's
                  Certificate of Incorporation, as follows:

            "Series A Participating Preferred Stock:

            Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 30,000.

            Section 2.  Dividends and Distributions.

                    (A) Subject to the rights of the holders of any shares of any class of Preferred Stock ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $2.00 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when,




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               as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends,  and  1,000  times  the  aggregate  per  share  amount
               (payable   in  kind)   of  all   non-cash   dividends   or  other
               distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                    (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                    (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis

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               among  all such  shares  at the time  outstanding.  The  Board of
               Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

            Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                    (A) Each share of Series A Preferred Stock shall entitle the holder thereof to one thousand votes on all matters submitted to a vote of the stockholders of the Corporation. The holders of fractional Series A Preferred Stock (except for holders of integral multiples of one one-thousandth of a share of Series A Preferred Stock) shall not be entitled to any vote on any matter submitted to a vote of the shareholders of the Corporation.

                    (B) The  holders  of  Series  A  Preferred  Stock  shall  be entitled to elect two directors of the Corporation whenever dividends payable on Series A Preferred Stock shall be in default as qualified therein. For purposes of exercising such right, the Corporation's Bylaws and other provisions of law shall apply, as if the Series A Preferred Stock were the only class of the Corporation's shares outstanding.

                    (C) Except as  otherwise  provided  herein,  in the Restated
               Certificate of Incorporation of the Corporation, in any other Certificate of Amendment creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation,

                    (D) Except as set forth herein, in the Restated  Certificate of Incorporation of the Corporation, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          Section 4. Certain Restrictions.

                    (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

               (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except

                                      -3-

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               dividends  paid  ratably on the Series A Preferred  Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem, purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock at least to the same extent as the junior stock so redeemed, purchased or acquired; or

               (iv) redeem, purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                    (B) The  Corporation  shall not permit any subsidiary of the
               Corporation to redeem, purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, redeem, purchase or otherwise acquire such shares at such time and in such manner.

               Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Corporation's Restated Certificate of Incorporation, or in any other Certificate of Amendment creating a series of Preferred Stock or any similar stock or as otherwise required by law.

               Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A
Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of

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all such shares are entitled upon such  liquidation,  dissolution or winding up.
In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause
(1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

            Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, on a parity with any other series of Preferred Stock.

            Section 10. Amendment. Subject to the provisions of Article FOURTH of the Corporation's Restated Certificate of Incorporation, the Bylaws of the Corporation shall not be amended, altered or repealed in any manner which would affect adversely the voting powers, rights or preferences of the holders of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class."

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            IN WITNESS WHEREOF,  this Certificate of Amendment is subscribed and affirmed as true under the penalties of perjury on behalf of the Corporation by its President and its Secretary this 15th day of February, 1996.


                                          LAWRENCE I. SILLS
                                   ---------------------------------------------
                                   Lawrence I. Sills
                                   President; Chief Operating Officer


                                          SANFORD KAY
                                   ---------------------------------------------
                                   Sanford Kay
                                   Secretary









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